Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter Results

Balance sheet expansion driven by both organic growth and acquisition

EUGENE, Ore., October 26, 2016 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter ended September 30, 2016.

Third Quarter Highlights:

•	On September 6, 2016, completed the acquisition of Foundation Bank, a business bank located in Bellevue, WA with approximately $450.0 million in assets at closing. Successful core systems integration completed on October 10, 2016.

•	Quarterly organic loan growth of $52.1 million.

•	Quarterly organic core deposit growth of $144.8 million.

•	Net income of $4.9 million, or $0.23 per diluted share.

•	Tax-equivalent net interest margin of 4.22%.

•	Paid third quarter 2016 regular quarterly cash dividend of $0.11 per share.

•	Recognized by Portland Business Journal with the Healthiest Companies Award.

•	Recognized by 425 Business Magazine with the 30-Under-30 Award.

Net Income Highlights

Net income for the third quarter 2016 was $4.9 million, or $0.23 per diluted share, and included non-core costs associated with our acquisition of Foundation Bank, which were approximately $1.8 million, or approximately $0.06 per diluted share. Also included in third quarter results was $589 thousand, or $0.03 per diluted share, of net income related to the Foundation Bank operations from the time of transaction closing on September 6, 2016. The provision for loan losses expense in the third quarter was $1.4 million, compared to $2.0 million for the second quarter.

Annualized returns on average assets, average equity and average tangible equity for third quarter 2016 were 0.89%, 8.05%, and 10.14%, respectively, compared to 0.53%, 4.67%, and 5.80% for second quarter 2016. Annualized returns on average assets, average equity, and average tangible equity for the nine months ended September 30, 2016 were 0.85%, 7.55%, and 9.43%, respectively, compared to 1.01%, 8.60%, and 10.62% for the same time period in 2015.

“This was a milestone quarter, as we successfully completed the acquisition and integration of Foundation Bank, which has significantly increased our presence and market share in the vibrant Puget Sound region,” said Roger Busse, chief executive officer. “We are proud of our management teams and leadership across all regions, as we continued to drive solid organic growth and earnings.”

Third quarter 2016 noninterest income was $1.9 million, an increase of $172 thousand from the second quarter 2016. Approximately $55 thousand of the increase related to operating income from Foundation Bank while the remainder was due to a one-time payment of $160 thousand received from the Small Business Administration, related to expense reimbursement incurred by a previously acquired bank. There were no gains on sales of securities during the third quarter, compared to $71 thousand during the second quarter.

Noninterest expense for the third quarter 2016 was $13.8 million, this represented a decrease of $1.1 million from the second quarter of 2016, with $556 thousand of the savings resulting from decreased reserving related to our partially self-funded health insurance plan, and $571 thousand resulting from decreased legal and professional expenses. During the second quarter we recorded $550 thousand of additional reserve expense related to higher than forecasted claim activity in our partially self-funded health insurance plan. Claim activity returned to more normal levels for the third quarter. The decrease in legal and professional expenses related to the annual director’s equity grant of $240 thousand that occurred during the second quarter and lower legal bills related to other projects.

Net Interest Margin

The third quarter 2016 net interest margin was 4.22%, a decrease of 5 basis points from the second quarter net interest margin. As we stated during our second quarter earnings call, we anticipated some margin compression during the third quarter and going forward, due primarily to the increased interest expense from our subordinated notes offering in the second quarter 2016. The impact of the interest expense associated with the subordinated debt was approximately 11 basis points during the third quarter. Accretion income for the third quarter 2016 was $877 thousand compared to $156 thousand for the second quarter 2016. As outlined below, the core margin was 3.99% for the third quarter 2016 compared to 4.20% for the second quarter 2016.

	Dollars in thousands
	Third Quarter 2016			Second Quarter 2016
	Average Balance	Income (Expense)	Yield	Average Balance	Income (Expense)	Yield
Federal funds sold and interest-bearing deposits	$28,811	$40	0.55%	$15,597	$19	0.49%
Federal Home Loan Bank stock	6,975	46	2.62%	7,004	20	1.15%
Securities available-for-sale (1)	421,085	2,691	2.54%	385,777	2,550	2.66%
Net loans (2)	1,558,018	19,315	4.93%	1,444,956	17,891	4.98%

Earning assets	2,014,889	22,092	4.36%	1,853,334	20,480	4.44%

Interest bearing liabilities	1,230,806	(1,891)	-0.61%	1,121,088	(1,137)	-0.41%

Core margin (non-GAAP)	2,014,889	20,201	3.99%	1,853,334	19,343	4.20%
Acquired loan accretion		877	0.17%		156	0.03%
Prepayment penalties on loans		276	0.05%		166	0.04%

Net interest margin	$2,014,889	$21,354	4.22%	$1,853,334	$19,665	4.27%

(1)	Tax-exempt security income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $260 and $256 for the three months ended September 30, 2016 and June 30, 2016, respectively. Net interest margin was positively impacted by 5 and 6 basis points, respectively, in these periods.
(2)	Tax-exempt loan income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $323 and $262 for the three months ended September 30, 2016 and June 30, 2016, respectively. Net interest margin was positively impacted by 6 basis points in each period.

Balance Sheet Highlights

Gross loans grew by $322.5 million in third quarter 2016, and totaled $1.81 billion at September 30, 2016. Included in the loan growth was $270.5 million of loans acquired in the Foundation Bank transaction. Organic loan growth was $52.1 million for the third quarter. Gross loan growth through the first nine months of 2016 was $402.6 million. Excluding the $270.5 million in acquired loans, our organic loan growth was $132.1 million, or 12.55% annualized. At September 30, 2016, loans to dental practitioners totaled $370.1 million and represented 20.46% of the loan portfolio. This represented an increase of $325 thousand over second quarter 2016, where loans to dental practitioners represented 24.88% of the loan portfolio.

Period-end Company-defined core deposits at September 30, 2016, were $2.05 billion, an increase of $541.3 million from the second quarter 2016. Included in the core deposit growth was $396.5 million of deposits acquired in the Foundation Bank transaction. Organic core deposit growth was $144.8 million for the third quarter, with $84.3 million, or 58.22%, of our growth coming from the large depositor portfolio. The increase from the large depositor portfolio was led by one client that increased its deposits by $64.3 million during the quarter. The increase was the result of a business sale and we anticipate that the majority of these funds will leave the Bank during the fourth quarter. Core deposit growth through the first nine months of 2016 was $515.4 million. Excluding the $396.5 million in acquired deposits, our organic core deposit growth was $118.9 million, or 10.35% annualized.

“We are proud of our outstanding team of bankers and they continue to produce solid organic loan growth”, said Casey Hogan, chief operating officer. “Our organic core deposit growth was outstanding in the third quarter and we are pleased that more than 40% of the growth came in our small depositor portfolio.”

Asset Quality

As of September 30, 2016, the allowance for loan losses as a percentage of outstanding loans was 1.14%, a decrease from the 1.29% reported at June 30, 2016. The decrease was largely the result of the Foundation Bank acquired loans included at their fair value, net of any credit risk adjustments. At September 30, 2016, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, decreased to 210.23% from 1,172.72% at June 30, 2016. During the third quarter 2016, the Company recorded net recoveries of $24 thousand, compared to net loan losses of $419 thousand during the second quarter 2016. During the third quarter, the Company made a $1.4 million provision for loan losses compared to $2.0 million in the second quarter 2016.

At September 30, 2016, nonperforming assets, net of government guarantees, totaled $22.8 million, or 0.90% of total assets, compared to $13.7 million, or 0.68% of total assets, at June 30, 2016. The increase primarily related to loans and other real estate owned acquired in the Foundation Bank transaction. Nonperforming assets at September 30, 2016, were comprised of $9.8 million of nonperforming loans, net of government guarantees of $2.4 million, and $13.1 million in other real estate owned. Loans past-due 30-89 days were 0.01% of total loans at September 30, 2016, compared to 0.02% of total loans at June 30, 2016.

Capital Adequacy

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At September 30, 2016, the Company’s capital ratios were as follows:

	September 30, 2016
Minimum dollar requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)	Excess
Tier I capital (to leverage assets)	$215,471	$104,329	$111,142
Common equity tier 1 capital (to risk weighted assets)	$203,359	$140,135	$63,224
Tier I capital (to risk weighted assets)	$215,471	$172,474	$42,997
Total capital (to risk weighted assets)	$270,622	$215,593	$55,029

Minimum percentage requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)
Tier I capital (to leverage assets)	10.33%	5.00%
Common equity tier 1 capital (to risk weighted assets)	9.43%	6.50%
Tier I capital (to risk weighted assets)	9.99%	8.00%
Total capital (to risk weighted assets)	12.55%	10.00%

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Certain Financial measures such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP):

	September 30,	June 30,	September 30,
	2016	2016	2015
	(In thousands)

Total shareholders’ equity	$276,471	$226,426	$216,676
Subtract:
Goodwill	61,436	40,027	39,075
Core deposit intangible assets	9,248	3,657	4,027

Tangible shareholders’ equity (non-GAAP)	$205,787	$182,742	$173,574

Total assets	$2,539,060	$2,025,410	$1,878,283
Subtract:
Goodwill	61,436	40,027	39,074
Core deposit intangible assets	9,248	3,657	4,028

Total tangible assets (non-GAAP)	$2,468,376	$1,981,726	$1,835,181

Conference Call and Audio Webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2016 on Thursday, October 27, 2016, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the wholly-owned operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with slightly more than $2.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, net interest margin compression, strategic focus, capital position, liquidity, credit quality, credit quality trends, and the impact and effects of recent or pending acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly

Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Income Statements

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	September 30,	June 30,	September 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
Interest and dividend income
Loans	$20,145	$17,951	$17,240	12.22%	16.85%
Taxable securities	1,995	1,838	1,713	8.54%	16.46%
Tax-exempt securities	482	476	490	1.26%	-1.63%
Federal funds sold and interest-bearing deposits with banks	40	19	7	110.53%	471.43%

	22,662	20,284	19,450	11.72%	16.51%

Interest expense
Deposits	984	797	854	23.46%	15.22%
Federal Home Loan Bank & Federal Reserve borrowings	286	282	227	1.42%	25.99%
Subordinated debentures	553	—	—	NA	NA
Junior subordinated debentures	66	56	57	17.86%	15.79%
Federal funds purchased	2	2	4	0.00%	-50.00%

	1,891	1,137	1,142	66.31%	65.59%

Net interest income	20,771	19,147	18,308	8.48%	13.45%

Provision for loan losses	1,380	1,950	625	-29.23%	120.80%

Net interest income after provision for loan losses	19,391	17,197	17,683	12.76%	9.66%

Noninterest income
Service charges on deposit accounts	717	688	703	4.22%	1.99%
Bankcard income	314	294	276	6.80%	13.77%
Bank-owned life insurance income	172	145	156	18.62%	10.26%
Gain on sale of investment securities	—	71	143	-100.00%	-100.00%
Impairment losses on investment securities (OTTI)	(2)	—	—	NA	NA
Other noninterest income	718	549	436	30.78%	64.68%

	1,919	1,747	1,714	9.85%	11.96%

Noninterest expense
Salaries and employee benefits	7,520	8,005	6,822	-6.06%	10.23%
Premises and equipment	1,202	1,087	1,148	10.58%	4.70%
Data processing	924	893	838	3.47%	10.26%
Legal and professional fees	569	1,140	496	-50.09%	14.72%
Business development	460	516	369	-10.85%	24.66%
FDIC insurance assessment	273	286	283	-4.55%	-3.53%
Other real estate expense (income), net	71	(113)	122	-162.83%	-41.80%
Merger related expenses (1)	1,767	1,978	—	-10.67%	NA
Other noninterest expense	1,039	1,140	1,104	-8.86%	-5.89%

	13,825	14,932	11,182	-7.41%	23.64%

Income before provision for income taxes	7,485	4,012	8,215	86.57%	-8.89%
Provision for income taxes	2,634	1,406	2,890	87.34%	-8.86%

Net income	$4,851	$2,606	$5,325	86.15%	-8.90%

Earnings per share:
Basic	$0.24	$0.13	$0.27	84.62%	-11.11%

Diluted	$0.23	$0.13	$0.27	76.92%	-14.81%

Weighted average shares outstanding:
Basic	20,511,392	19,697,314	19,591,666

Common stock equivalents attributable to stock-based awards	165,572	171,653	225,104

Diluted	20,676,964	19,868,967	19,816,770

PERFORMANCE RATIOS
Return on average assets	0.89%	0.53%	1.14%
Return on average equity (book)	8.05%	4.67%	9.91%
Return on average equity (tangible) (2)	10.14%	5.80%	12.42%
Net interest margin - fully tax-equivalent yield (3)	4.22%	4.27%	4.32%
Efficiency ratio (4)	60.24%	70.60%	55.12%

(1)	Represents expenses associated with the acquisition of Foundation Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Year-to-Date Consolidated Income Statements

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Nine months ended		Year over
	September 30,		Year
	2016	2015	% Change
Interest and dividend income
Loans	$55,810	$48,020	16.22%
Taxable securities	5,551	4,825	15.05%
Tax-exempt securities	1,435	1,491	-3.76%
Federal funds sold and interest-bearing deposits with banks	104	23	352.17%

	62,900	54,359	15.71%

Interest expense
Deposits	2,678	2,509	6.74%
Federal Home Loan Bank and Federal Reserve borrowings	758	694	9.22%
Subordinated debentures	553	—	NA
Junior subordinated debentures	179	169	5.92%
Federal funds purchased	6	10	-40.00%

	4,174	3,382	23.42%

Net interest income	58,726	50,977	15.20%

Provision for loan losses	3,575	1,175	204.26%

Net interest income after provision for loan losses	55,151	49,802	10.74%

Noninterest income
Service charges on deposit accounts	2,099	1,939	8.25%
Bankcard income	899	687	30.86%
Bank-owned life insurance income	463	435	6.44%
Gain on sale of investment securities	309	336	-8.04%
Impairment losses on investment securities (OTTI)	(19)	(13)	46.15%
Other noninterest income	1,726	1,234	39.87%

	5,477	4,618	18.60%

Noninterest expense
Salaries and employee benefits	23,084	20,223	14.15%
Premises and equipment	3,404	3,221	5.68%
Data processing	2,682	2,343	14.47%
Legal and professional fees	2,321	1,386	67.46%
Business development	1,492	1,134	31.57%
FDIC insurance assessment	848	769	10.27%
Other real estate (income) expense, net	(32)	303	-110.56%
Merger related expense (1)	3,745	1,836	103.98%
Other noninterest expense	3,222	2,971	8.45%

	40,766	34,186	19.25%

Income before provision for income taxes	19,862	20,234	-1.84%
Provision for income taxes	6,946	7,012	-0.94%

Net income	$12,916	$13,222	-2.31%

Earnings per share:
Basic	$0.65	$0.69	-5.80%

Diluted	$0.64	$0.68	-5.88%

Weighted average shares outstanding:
Basic	19,940,709	19,133,682

Common stock equivalents attributable to stock-based awards	154,813	224,308

Diluted	20,095,522	19,357,990

PERFORMANCE RATIOS
Return on average assets	0.85%	1.01%
Return on average equity (book)	7.55%	8.60%
Return on average equity (tangible) (2)	9.43%	10.62%
Net interest margin - fully tax-equivalent yield (3)	4.25%	4.34%
Efficiency ratio (4)	62.74%	60.62%

(1)	Represents expenses associated with the acquisition of Foundation Bank during 2016 and the acquisition of Capital Pacific Bank, completed 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

				Linked	Year over
	September 30,	June 30,	September 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
ASSETS
Cash and due from banks	$35,819	$25,238	$21,698	41.92%	65.08%
Interest-bearing deposits with banks	71,353	18,151	11,293	293.11%	531.83%

Total cash and cash equivalents	107,172	43,389	32,991	147.00%	224.85%

Securities available-for-sale	482,408	396,230	387,073	21.75%	24.63%

Loans, net of deferred fees	1,806,736	1,484,152	1,355,807	21.74%	33.26%
Allowance for loan losses	(20,531)	(19,127)	(16,612)	7.34%	23.59%

Net Loans	1,786,205	1,465,025	1,339,195

Interest receivable	5,957	6,334	5,688	-5.95%	4.73%
Federal Home Loan Bank stock	4,643	8,351	6,768	-44.40%	-31.40%
Property and equipment, net of accumulated depreciation	19,656	19,086	17,708	2.99%	11.00%
Goodwill and intangible assets, net	70,684	43,684	43,102	61.81%	63.99%
Deferred tax asset	7,380	2,797	5,319	163.85%	38.75%
Other real estate owned	13,066	12,108	11,854	7.91%	10.22%
Bank-owned life insurance	34,927	23,174	22,727	50.72%	53.68%
Other assets	6,962	5,232	5,858	33.07%	18.85%

Total assets	$2,539,060	$2,025,410	$1,878,283	25.36%	35.18%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$901,290	$624,146	$544,009	44.40%	65.68%
Savings and interest-bearing checking	1,082,202	826,854	831,933	30.88%	30.08%
Core time deposits	65,860	57,019	89,605	15.51%	-26.50%

Total core deposits (2)	2,049,352	1,508,019	1,465,547	35.90%	39.84%

Non-core time deposits	113,281	92,113	59,407	22.98%	90.69%

Total deposits	2,162,633	1,600,132	1,524,954	35.15%	41.82%

Securities sold under agreements to repurchase	1,107	1,029	302	7.58%	266.56%
Federal funds and overnight funds purchased	—	—	5,000	NA	-100.00%
Federal Home Loan Bank borrowings	45,500	151,500	116,500	-69.97%	-60.94%
Subordinated debentures	34,072	34,092	—	-0.06%	NA
Junior subordinated debentures	11,272	8,248	8,248	36.66%	36.66%
Accrued interest and other payables	8,005	3,983	6,603	100.98%	21.23%

Total liabilities	2,262,589	1,798,984	1,661,607	25.77%	36.17%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 22,603,421 at September 30, 2016, 19,731,925 at June 30, 2016 and 19,591,703 at September 30, 2015	205,120	156,678	155,695	30.92%	31.74%
Retained earnings	66,112	63,431	56,320	4.23%	17.39%
Accumulated other comprehensive income	5,239	6,317	4,661	-17.07%	12.40%

	276,471	226,426	216,676	22.10%	27.60%

Total liabilities and shareholders’ equity	$2,539,060	$2,025,410	$1,878,283	25.36%	35.18%

CAPITAL RATIOS
Total capital (to risk weighted assets)	12.55%	13.54%	12.58%
Tier I capital (to risk weighted assets)	9.99%	10.52%	11.49%
Common equity tier 1 capital (to risk weighted assets)	9.43%	10.07%	11.00%
Tier I capital (to leverage assets)	10.33%	9.62%	9.88%
Tangible common equity (to tangible assets)(1)	8.34%	9.22%	9.46%
Tangible common equity (to risk-weighted assets)(1)	9.55%	10.30%	11.08%

OTHER FINANCIAL DATA
Shares outstanding at end of period	22,603,421	19,731,925	19,591,703
Tangible shareholders’ equity(1)	$205,787	$182,742	$173,574
Book value per share	$12.23	$11.48	$11.06
Tangible book value per share	$9.10	$9.26	$8.86

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Loans by Type

(Dollars in thousands)

(Unaudited)

				Linked	Year over
	September 30,	June 30,	September 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$79,126	$66,403	$64,083	19.16%	23.47%
Residential 1-4 family	61,498	51,652	58,313	19.06%	5.46%
Owner-occupied commercial	425,879	375,911	353,255	13.29%	20.56%
Nonowner-occupied commercial	431,119	339,444	288,539	27.01%	49.41%

Total permanent real estate loans	997,622	833,410	764,190	19.70%	30.55%
Construction loans:
Multi-family residential	24,567	16,743	9,340	46.73%	163.03%
Residential 1-4 family	42,130	34,372	30,834	22.57%	36.63%
Commercial real estate	78,369	57,790	39,259	35.61%	99.62%
Commercial bare land and acquisition and development	19,050	10,551	16,947	80.55%	12.41%
Residential bare land and acquisition and development	8,852	6,658	7,602	32.95%	16.44%

Total construction real estate loans	172,968	126,114	103,982	37.15%	66.34%

Total real estate loans	1,170,590	959,524	868,172	22.00%	34.83%
Commercial loans	630,091	518,529	479,018	21.52%	31.54%
Consumer loans	3,201	3,313	3,575	-3.38%	-10.46%
Other loans	4,764	4,737	6,280	0.57%	-24.14%

Gross loans	1,808,646	1,486,103	1,357,045	21.70%	33.28%
Deferred loan origination fees	(1,910)	(1,951)	(1,238)	-2.10%	54.28%

	1,806,736	1,484,152	1,355,807	21.74%	33.26%
Allowance for loan losses	(20,531)	(19,127)	(16,612)	7.34%	23.59%

	$1,786,205	$1,465,025	$1,339,195	21.92%	33.38%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$404,858	$396,260	$368,666	2.17%	9.82%
Portland market gross loans, period-end	728,749	697,664	647,527	4.46%	12.54%
Seattle market gross loans, period-end	423,581	141,788	137,830	198.74%	207.32%
National health care gross loans, period-end (1)	251,458	250,391	203,022	0.43%	23.86%

Total gross loans, period-end	$1,808,646	$1,486,103	$1,357,045	21.70%	33.28%

DENTAL LOAN DATA (2)
Local dental gross loans, period-end	$150,898	$152,109	$155,137	-0.80%	-2.73%
National dental gross loans, period-end	219,237	217,701	185,161	0.71%	18.40%

Total gross dental loans, period-end	$370,135	$369,810	$340,298	0.09%	8.77%

(1)	National health care loans include loans to health care professionals, including dental and veterinary practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, west of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Selected Other Financial Information and Ratios

(Dollars in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,577,365	$1,463,112	$1,335,897	$1,487,349	$1,235,031
Allowance for loan losses	(19,347)	(18,156)	(16,275)	(18,327)	(15,913)

Loans, net of allowance	1,558,018	1,444,956	1,319,622	1,469,022	1,219,118
Securities, short-term deposits and FHLB stock	456,871	408,378	406,579	427,937	398,978

Earning assets	2,014,889	1,853,334	1,726,201	1,896,959	1,618,096
Noninterest-earning assets	149,098	135,651	133,217	139,968	127,521

Assets	$2,163,987	$1,988,985	$1,859,418	$2,036,927	$1,745,617

Interest-bearing core deposits(1)	$960,974	$921,219	$944,216	$957,038	$869,548
Noninterest-bearing core deposits(1)	687,803	637,987	538,768	647,967	495,965

Core deposits(1)	1,648,777	1,559,206	1,482,984	1,605,005	1,365,513
Noncore interest-bearing deposits	107,753	68,536	62,481	80,092	72,903

Deposits	1,756,530	1,627,742	1,545,465	1,685,097	1,438,416
Borrowings	161,299	130,681	93,211	116,680	95,011
Other noninterest-bearing liabilities	6,374	6,120	7,512	6,559	6,586

Liabilities	1,924,203	1,764,543	1,646,188	1,808,336	1,540,013

Shareholders’ equity (book)	239,784	224,442	213,230	228,591	205,604

Liabilities and equity	$2,163,987	$1,988,985	$1,859,418	$2,036,927	$1,745,617

Shareholders’ equity (tangible)(2)	$190,267	$180,691	$170,062	$182,950	$166,387

Period-end earning assets	$2,339,966	$1,879,406	$1,725,398

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$785,053	$712,061	$747,298
Portland market core deposits, period-end(1)	671,747	590,880	549,113
Seattle market core deposits, period-end(1)	592,552	205,078	169,136

Total core deposits, period-end(1)	2,049,352	1,508,019	1,465,547
Other deposits, period-end	113,281	92,113	59,407

Total	$2,162,633	$1,600,132	$1,524,954

Eugene market core deposits, average(1)	$721,271	$738,435	$776,755
Portland market core deposits, average(1)	631,440	624,490	537,911
Seattle market core deposits, average(1)	296,066	196,281	168,318

Total core deposits, average(1)	1,648,777	1,559,206	1,482,984
Other deposits, average	107,753	68,536	62,481

Total	$1,756,530	$1,627,742	$1,545,465

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.23%	5.07%	5.24%	5.15%	5.31%
Yield on average securities(4)	2.54%	2.66%	2.52%	2.59%	2.52%

Yield on average earning assets(4)	4.59%	4.52%	4.59%	4.54%	4.62%

Rate on average interest-bearing core deposits	0.26%	0.26%	0.25%	0.26%	0.27%
Rate on average interest-bearing non-core deposits	1.29%	1.19%	1.58%	1.36%	1.43%

Rate on average interest-bearing deposits	0.37%	0.32%	0.34%	0.34%	0.36%

Rate on average borrowings	2.23%	1.06%	1.23%	1.71%	1.23%

Cost of interest-bearing funds	0.61%	0.41%	0.41%	0.48%	0.44%

Interest rate spread(4)	3.98%	4.11%	4.17%	4.06%	4.18%

Net interest margin- fully tax equivalent yield(4)	4.22%	4.27%	4.32%	4.25%	4.34%

Acquired loan fair value accretion impact to net interest margin (5)	0.16%	0.03%	0.13%	0.11%	0.14%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $340, $231, and $152 for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively, and $776 and $478 for the nine months ended September 30, 2016 and 2015, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $323, $262 and $173 for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively, and $844 and $415 for the nine months ended September 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $260, $256 and $264 for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively, and $773 and $803 for the nine months ended September 30, 2016 and 2015, respectively.
(5)	During the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, accretion of the fair value adjustment on acquired loans contributed to interest income was $877, $156, and $616, respectively, and $1,442 and $1,620 for the nine months ended September 30, 2016 and 2015, respectively.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	September 30,
	2016	2016	2015
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	1,465	408	569
Owner-occupied commercial	1,634	1,662	2,371
Nonowner-occupied commercial	3,475	727	829

Total permanent real estate loans	6,574	2,797	3,769
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	53
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	—	53

Total real estate loans	6,574	2,797	3,822
Commercial loans	5,619	1,501	983

Total nonaccrual loans	12,193	4,298	4,805
90-days past due and accruing interest	—	—	—
Total nonperforming loans	12,193	4,298	4,805

Nonperforming loans guaranteed by government	(2,427)	(2,667)	(2,574)
Net nonperforming loans	9,766	1,631	2,231

Other real estate owned	13,066	12,108	11,854

Total nonperforming assets, net of guaranteed loans	$22,832	$13,739	$14,085

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.14%	1.29%	1.23%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	210.23%	1172.72%	744.60%
Quarter-to-date net loan (recoveries), charge offs, as a percentage of average loans, annualized	-0.01%	0.12%	0.00%
Net nonperforming loans as a percentage of total loans	0.54%	0.11%	0.16%
Nonperforming assets as a percentage of total assets	0.90%	0.68%	0.75%
Consolidated classified asset ratio(1)	23.80%	20.81%	25.14%
Past due as a percentage of total loans (2)	0.01%	0.02%	0.14%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$19,127	$17,596	$16,013	$17,301	$15,637
Provision for loan losses	1,380	1,950	625	3,575	1,175
Loan charge-offs	(44)	(668)	(105)	(712)	(631)
Loan recoveries	68	249	79	367	431

Net (charge-offs) recoveries	24	(419)	(26)	(345)	(200)

Balance at end of period	$20,531	$19,127	$16,612	$20,531	$16,612

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2016	2016	2016	2015	2015
EARNINGS
Net interest income	$20,771	$19,147	$18,809	$18,822	$18,308
Provision for loan loss	$1,380	$1,950	$245	$520	$625
Noninterest income	$1,919	$1,747	$1,807	$2,008	$1,714
Noninterest expense	$13,825	$14,932	$12,007	$11,706	$11,182
Net income	$4,851	$2,606	$5,459	$5,528	$5,325
Basic earnings per share	$0.24	$0.13	$0.28	$0.28	$0.27
Diluted earnings per share	$0.23	$0.13	$0.28	$0.28	$0.27
Average shares outstanding	20,511,392	19,697,314	19,607,106	19,598,484	19,591,666
Average diluted shares outstanding	20,676,964	19,868,967	19,782,282	19,766,098	19,816,770

PERFORMANCE RATIOS
Return on average assets	0.89%	0.53%	1.12%	1.16%	1.14%
Return on average equity (book)	8.05%	4.67%	9.92%	10.10%	9.91%
Return on average equity (tangible) (1)	10.14%	5.80%	12.35%	12.60%	12.42%
Net interest margin - fully tax equivalent yield (2)	4.22%	4.27%	4.27%	4.35%	4.31%
Efficiency ratio (tax equivalent) (3)	60.24%	70.60%	57.52%	55.50%	55.12%
Full-time equivalent employees	366	333	339	322	321

CAPITAL
Tier 1 leverage ratio	10.33%	9.62%	9.75%	9.93%	9.88%
Common Equity tier 1 ratio	9.43%	10.07%	10.88%	10.97%	11.00%
Tier 1 risk based ratio	9.99%	10.52%	11.37%	11.47%	11.49%
Total risk based ratio	12.55%	13.54%	12.46%	12.58%	12.58%
Book value per share	$12.23	$11.48	$11.46	$11.15	$11.06
Regular cash dividend per share	$0.11	$0.11	$0.11	$0.11	$0.11

ASSET QUALITY
Allowance for loan losses (ALL)	$20,531	$19,127	$17,596	$17,301	$16,612
Non performing loans (NPLs) net of government guarantees	$9,766	$1,631	$2,642	$2,719	$2,231
Non performing assets (NPAs) net of government guarantees	$22,832	$13,739	$14,389	$14,466	$14,085
Net loan (recoveries) charge offs	$(24)	$419	$(50)	$(169)	$26
ALL as a percentage of gross loans	1.14%	1.29%	1.23%	1.23%	1.23%
ALL as a % NPLs, net of government guarantees	210.23%	1172.72%	666.01%	636.30%	744.60%
Net loan charge offs (recoveries) to average loans	-0.01%	0.12%	-0.01%	-0.02%	0.00%
Net NPLs as a percentage of total loans	0.54%	0.11%	0.18%	0.19%	0.16%
Nonperforming assets as a percentage of total assets	0.90%	0.68%	0.73%	0.76%	0.75%
Consolidated classified asset ratio(4)	23.80%	20.81%	20.96%	23.03%	25.14%
Past due as a percentage of total loans (5)	0.01%	0.02%	0.07%	0.03%	0.14%

END OF PERIOD BALANCES
Total securities and short term deposits	$553,761	$414,381	$413,273	$379,454	$398,366
Total loans net of allowance	$1,786,205	$1,465,025	$1,412,138	$1,387,181	$1,339,195
Total earning assets	$2,344,609	$1,887,757	$1,828,922	$1,771,843	$1,744,329
Total assets	$2,539,060	$2,025,410	$1,965,705	$1,909,478	$1,878,283
Total non-interest bearing deposits	$901,290	$624,146	$675,296	$568,688	$544,009
Core deposits (6)	$2,049,352	$1,508,019	$1,633,941	$1,533,942	$1,465,547
Total deposits	$2,162,633	$1,600,132	$1,696,588	$1,597,093	$1,524,954

AVERAGE BALANCES
Total securities and short term deposits	$456,871	$408,378	$417,439	$401,870	$406,579
Total loans net of allowance	$1,558,018	$1,444,956	$1,403,115	$1,357,461	$1,319,622
Total earning assets	$2,014,889	$1,853,334	$1,820,554	$1,759,331	$1,725,398
Total assets	$2,163,987	$1,988,985	$1,956,412	$1,893,262	$1,859,418
Total non-interest bearing deposits	$687,803	$637,987	$617,672	$584,445	$538,768
Core deposits (6)	$1,648,777	$1,559,206	$1,606,548	$1,526,805	$1,482,984
Total deposits	$1,756,530	$1,627,742	$1,670,231	$1,586,791	$1,545,465

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.